As filed with the Securities and Exchange Commission on April 19, 2006

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALGON CARBON CORPORATION

(Exact name of issuer as specified in its charter)

Delaware	25-0530110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 717

Pittsburgh, Pennsylvania 15230-0717

(Address, including zip code, of Registrant’s Principal Executive Offices)

CALGON CARBON CORPORATION

STOCK OPTION PLAN

(Full title of the plan)

Leroy Ball

Senior Vice President

Calgon Carbon Corporation

P.O. Box 717

Pittsburgh, Pennsylvania 15230-0717

(412) 787-6700

(Name and address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Pasquale D. Gentile, Esquire

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA 15219

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered[1]	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	1,500,000 shares	$6.515[2]	$9,772,500[2]	$1,045.66

[1]	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Calgon Carbon Corporation Stock Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
[2]	Estimated pursuant to Rules 457(c) and (h), solely for the purpose of calculating the registration fee. The price per share is estimated to be $6.515, based on the average of the high and low sales price of the Common Stock as reported on the New York Stock Exchange Composite transactions listing for April 13, 2006 as quoted in the Wall Street Journal.

PART II

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

This Form S-8 Registration Statement is being filed pursuant to paragraph E of the general instructions to Form S-8 to register an additional 1,500,000 shares of Common Stock, $.01 par value per share, being offered under the Calgon Carbon Corporation (the “Company”) Stock Option Plan (the “Plan”).

The contents of the Company’s initial Form S-8 Registration Statement with respect to the Plan, File No. 33-34019 (the “Original S-8”) which was filed with the Securities and Exchange Commission on March 28, 1990 are hereby incorporated by reference to this Form S-8 Registration Statement, except to the extent modified below.

Item 8. Exhibits.

Exhibit No.
5.1	Opinion of Reed Smith LLP as to the legality of the Common Stock, filed herewith.

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1 filed herewith).

23.2	Consent of Deloitte & Touche LLP, filed herewith.

24.1	Power of Attorney, contained on the signature page to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”) the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on the 19th day of April, 2006.

CALGON CARBON CORPORATION

By	/s/ John Stanik
John Stanik, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Stanik and Leroy Ball, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of April, 2006.

Name	Title
/s/ John Stanik	President, Chief Executive Officer and Director

/s/ Leroy Ball	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert W. Cruickshank	Director

/s/ Thomas A. McConomy	Director

/s/ William R. Newlin	Director

/s/ Julie S. Roberts	Director

/s/ Timothy G. Rupert	Director

Director
Seth E. Schofield

/s/ John R. Surma	Director

/s/ Robert L. Yohe	Director

CALGON CARBON CORPORATION

STOCK OPTION PLAN

REGISTRATION STATEMENT

ON FORM S-8

Exhibit Index

Exhibit No.	Document	Sequential Page
5.1	Opinion of Reed Smith LLP, as to the legality of the Common Stock, filed herewith.	5

23.1	Consent of Reed Smith LLP (included in Exhibit 5.1 filed herewith).	—

23.2	Consent of Deloitte & Touche LLP, independent accountants, filed herewith.	7

24.1	Power of Attorney, contained on the signature page to this Registration Statement.	—